FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report:  February 13, 2001
(date of earliest event reported: February 6, 2001)

Commission File Number:  0-11596


ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

California                                     95-3506403
(State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation)                        Identification No.)

25 East Ortega Street, Santa Barbara, California 93010
(Address of principal executive offices and zip code)


Registrant's telephone number:  (805) 962-2558

Item 4.  Change in Registrant's Certifying Accountant

Effective February 6, 2001 ExperTelligence, Inc. has retained the accounting firm of Farber & Hass, LLP, as its auditors for the 2001 fiscal year. Farber & Hass has been retained as our certified public accountants to assist us in dealing with the increasingly complex accounting issues that arise from the growth that we have experienced over the last year. Farber & Hass is a recognized accounting firm with significant experience and expertise in representing publicly traded companies and dealing with the SEC auditing and compliance issues. We are pleased that Farber & Hass will be representing the Company in the future.

McGowan Guntermann (McGowan) had been our independent certified public accountant from 1992 through September 30, 2000. We have not had any disagreements with McGowan on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGowan would have caused it to make reference to such disagreements in its report.

Item 7.  Financial Statements, Pro Forma Financial Information

(a)  Not Applicable

(b)  Not Applicable

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on February 13, 2001, by the undersigned, thereunto duly authorized.

EXPERTELLIGENCE, INC.
(Registrant)


February 13, 2001    Robert Reali, Secretary

(signature)